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                                                                    EXHIBIT 5.2

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                 March 12, 2004

CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois  60523

     Re: CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company")- Registration Statement on Form S-3 pertaining to $700,000,000 maximum aggregate initial offering price of (i) common shares of beneficial interest of the Company, par value $.001 per share ("Common Shares"); (ii) debt securities of the Company ("Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") to certain other obligations of the Company; (iii) warrants to purchase Common Shares ("Common Share Warrants"); (iv) preferred shares of beneficial interest of the Company, par value $.001 per share ("Preferred Shares"); and (v) warrants to purchase Debt Securities ("Debt Warrants" and together with the Share Warrants, the "Warrants")

Ladies and Gentlemen:

          We have acted as special Maryland counsel to the Company in connection with the registration of the Debt Securities, the Common Shares, the Preferred Shares and the Warrants (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Company pursuant to a Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about March 12, 2004 (the "Registration Statement"). You have requested our opinion with respect to the matters set forth below.

          The Senior Debt Securities will be issued under that certain Indenture dated March 12, 2004 ("Senior Indenture") entered into between the Company and SunTrust Bank (the "Senior Indenture Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued under a subordinated debt securities indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Subordinated Indenture"), proposed to be entered into between the Company and one or more trustees (any such trustee, the "Subordinated Indenture Trustee") chosen by the

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CenterPoint Properties Trust
March 12, 2004
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Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA").

          The Debt Warrants will be issued under a debt warrant agreement to be entered into between the Company and one or more warrant agents chosen by the Company, the form of which will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the "Debt Warrant Agreement"). The Common Share Warrants will be issued under a share warrant agreement to be entered into between the Company and one or more warrant agents chosen by the Company, the form of which will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Share Warrant Agreement").

          In our capacity as special Maryland counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          (a) The declaration of trust of the Company (the "Declaration of Trust") represented by a Declaration of Trust filed with the State Department of Assessments and Taxation of Maryland (the "Department") on August 13, 1997, Articles of Merger filed with the Department on October 15, 1997, Articles Supplementary filed with the Department on November 5, 1997, Articles Supplementary filed with the Department on August 5, 1998, Articles Supplementary filed with the Department on June 21, 1999 and Articles Supplementary filed with the Department on April 17, 2003;

          (b) The Bylaws of the Company, as adopted on May 15, 1998, and as amended by a resolution adopted by the Board of Trustees of the Company on June 18, 2002 (the "Bylaws");

          (c) Consent in Lieu of the Organization Meeting of the Initial Board of Trustees of the Company, dated as of August 13, 1997 (the "Organizational Resolutions");

          (d) Resolutions adopted by the Board of Trustees of the Company (the "Board of Trustees") on March 2, 2004 (the "Trustees' Resolutions");

          (e) The Registration Statement and the related form of prospectus included therein in substantially the form filed or to be filed with the Commission pursuant to the Act;

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          (f)     The Senior Indenture;

          (g) A certificate of Paul S. Fisher, the Executive Vice President, Chief Financial Officer and Secretary of the Company, and Rockford O. Kottka, the Executive Vice President and Treasurer of the Company, dated as of the date hereof (the "Officers' Certificate"), to the effect that, among other things, the Declaration of Trust, the Bylaws, the Organizational Resolutions and the Trustees' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate and certifying as to the form, approval, execution and delivery of the Senior Indenture;

          (h) A status certificate of the Department, dated as of March 12, 2004, to the effect that the Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

          (i) Such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

          In reaching the opinion set forth below, we have assumed the following:

          (i) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

          (ii) each natural person executing any of the Documents is legally competent to do so;

          (iii) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

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          (iv)    the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Trustees subsequent to the date hereof including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 3, 4, 5, 6, 7 and 8 below, will occur at duly called meetings at which a quorum of the incumbent trustees of the Company is present and acting throughout, or by unanimous written consent of all incumbent trustees, all in accordance with the Declaration of Trust and the Bylaws of the Company and applicable law;

          (v) the number of Preferred Shares and the number of Common Shares to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of Preferred Shares and the number of Common Shares issuable upon the conversion or exchange of any Securities or the exercise of the Share Warrants offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of Preferred Shares, and the number of Common Shares, respectively, authorized in the Declaration of Trust of the Company, less the number of Preferred Shares and the number of Common Shares, respectively, authorized and reserved for issuance and/or issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which the Share Warrants are exercised and the date subsequent to the date hereof on which the Preferred Shares and the Common Shares, respectively, are issued pursuant to the conversion or exchange of any Securities or the exercise of Share Warrants;

          (vi) none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Declaration of Trust or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

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          (vii)   the form of certificate or other instrument or document
                  representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

          (viii) none of the Securities to be offered and sold subsequent to the date hereof, and none of the Preferred Shares or Common Shares issuable upon the conversion or exchange of any such Securities, will be issued or transferred in violation of the provisions of Article IV of the Declaration of Trust relating to restrictions on ownership and transfer of shares of beneficial interest of the Company; and

          (ix) none of the Securities to be offered and sold subsequent to the date hereof, and none of the Preferred Shares or Common Shares issuable upon the conversion or exchange of any such Securities will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL.

          Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

          1) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

          2) The execution and delivery of the Senior Indenture by the Company has been authorized by all necessary real estate investment trust action on the part of the Company and the Senior Indenture has been duly executed and delivered by the Company.

          3) Upon due authorization by the Board of Trustees of a designated number of Common Shares for issuance and sale at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize the issuance and sale of such Common Shares, and when such Common Shares are issued and delivered against payment of the consideration therefor as set by the Board of Trustees, such Common Shares will be validly issued, fully paid and nonassessable.

          4) Upon: (a) designation by the Board of Trustees of one or more series of Preferred Shares to distinguish each such series from any other series of Preferred Shares issued and outstanding or classified but not yet issued;

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                  (b) setting by the Board of Trustees of the number of
                  Preferred Shares to be included in each such series; (c) establishment by the Board of Trustees of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such series of Preferred Shares; (d) filing by the Company with the Department of articles supplementary setting forth a description of each such series of Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Trustees and a statement that such series of the Preferred Shares has been classified by the Board of Trustees under the authority contained in the Declaration of Trust, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Trustees of a designated number of Preferred Shares of each such series for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of Preferred Shares of any other series and/or any Common Shares issuable upon conversion of each such series of Preferred Shares in accordance with the procedures set forth in this paragraph 4) and paragraph 3) above, all necessary real estate investment trust action on the part of the Company will have been taken to authorize the issuance and sale of the Preferred Shares of each such series and when such Preferred Shares of each such series are issued and delivered against payment of the consideration therefor as set by the Board of Trustees, such Preferred Shares of each such series will be validly issued, fully paid and nonassessable.

          5) Upon: (a) designation and titling by the Board of Trustees of the Senior Debt Securities; (b) establishment by the Board of Trustees of the terms, conditions and provisions of the Senior Debt Securities; (c) establishment by the Board of Trustees of the aggregate principal amount of any such Senior Debt Securities and any limit on such aggregate principal amount;
                  (d) due authorization by the Board of Trustees of the form, terms, execution and delivery of one or more supplemental indentures, each dated as of a date prior to the issuance of the Senior Debt Securities to which it relates; (e) due authorization by the Board of Trustees of such Senior Debt Securities for issuance, execution and delivery in exchange for a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of the issuance of any Preferred Shares and/or any Common

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                  Shares issuable upon conversion of the Senior Debt Securities in accordance with the procedures set forth in paragraphs 3 and 4 above at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize such Senior Debt Securities.

          6) Upon: (a) designation and titling by the Board of Trustees of the Subordinated Debt Securities; (b) establishment by the Board of Trustees of the terms, conditions and provisions of the Subordinated Debt Securities; (c) establishment by the Board of Trustees of the aggregate principal amount of such Subordinated Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Trustees of the form, terms, execution and delivery of the Subordinated Indenture, and one or more supplemental indentures each dated as of the date prior to the issuance of the Subordinated Debt Securities to which it relates; (e) due authorization by the Board of Trustees of such Subordinated Debt Securities for issuance, execution and delivery in exchange for a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of the issuance of any Preferred Shares and/or any Common Shares issuable upon conversion of the Subordinated Debt Securities in accordance with the procedures set forth in paragraphs 3 and 4 above, at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize such Subordinated Debt Securities.

          7) Upon: (a) designation and titling by the Board of Trustees of the Share Warrants; (b) due authorization by the Board of Trustees of the form, terms, execution and delivery by the Company of the Share Warrant Agreement relating to the Share Warrants; (c) setting by the Board of Trustees of the number of Share Warrants to be issued; (d) establishment by the Board of Trustees of the terms, conditions and provisions of the Share Warrants; (e) due authorization by the Board of Trustees of the Share Warrants for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of the Common Shares of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in paragraph 3 above, at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate

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                  investment trust action on the part of the Company will have been taken to authorize the issuance and sale of the Share Warrants.

          8) Upon: (a) designated and titling by the Board of Trustees of the Debt Warrants; (b) due authorization by the Board of Trustees of the form, terms, execution and delivery by the Company of the Debt Warrant Agreement relating to the Debt Warrants; (c) setting by the Board of Trustees of the number of Debt Warrants to be issued; (d) establishment by the Board of Trustees of the terms, conditions and provisions of the Debt Warrants; (e) due authorization by the Board of Trustees of the Debt Warrants for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of the Debt Securities of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in paragraphs 5 and 6 above, as applicable, at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize the issuance and sale of the Debt Warrants.

          The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

          We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                   Very truly yours,

                                   /s/  BALLARD SPAHR ANDREWS &
                                        INGERSOLL, LLP